Exhibit 99.1
For immediate release
Beyond Meat® Reports First Quarter 2026 Financial Results

EL SEGUNDO, Calif. — May 6, 2026 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND), otherwise known as Beyond The Plant Protein CompanyTM (the “Company” or “Beyond Meat”), today reported financial results for its first quarter ended March 28, 2026.
First Quarter 2026 Financial Highlights1
•Net revenues were $58.2 million, a decrease of 15.3% year-over-year.
•Gross profit was $2.0 million, or gross margin of 3.4%, compared to gross loss of $6.9 million, or gross margin of -10.1%, in the year-ago period.
◦Gross profit and gross margin included $0.5 million in expenses related to the cessation of the Company’s operational activities in China, compared to $0.9 million in the year-ago period.
•Loss from operations was $41.1 million, or operating margin of -70.6%, compared to loss from operations of $64.4 million, or operating margin of -93.6%, in the year-ago period.
◦Loss from operations included the following charges recorded in operating expenses: $3.7 million in incremental share-based compensation expense related to the Company’s convertible debt exchange; $0.8 million in certain non-routine SG&A expenses; $0.4 million in amortization of costs related to a partial lease termination of a portion of the Company’s campus headquarters building in El Segundo, California (the “Campus Headquarters”); and $0.2 million in incremental legal and other fees and expenses associated with arbitration proceedings related to a previously-disclosed
1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

contractual dispute with a former co-manufacturer, compared to $4.6 million in the year-ago period.
•Net loss was $28.5 million, compared to net loss of $61.1 million in the year-ago period. Net loss per common share was $0.06, compared to net loss per common share of $0.80 in the year-ago period.
•Adjusted EBITDA was a loss of $27.8 million, or -47.7% of net revenues, compared to an Adjusted EBITDA loss of $50.5 million, or -73.5% of net revenues, in the year-ago period.

Beyond Meat President and CEO Ethan Brown commented, ”This quarter marked a decisive broadening of our Company aperture to include the rapidly growing functional food and beverage category. Even as we apply our brand, expertise and technology to adjacent markets, we remain highly focused on the performance of our core business, which we believe will deliver substantial long-term value. To this end, we are pleased to report significant operating expense improvement and our lowest quarterly cash use in over two years.”

Brown continued, “We look forward to continuing this transformative work across the balance of the year.”

First Quarter 2026

Net revenues decreased 15.3% to $58.2 million in the first quarter of 2026, compared to $68.7 million in the year-ago period. The decrease in net revenues was primarily driven by a 19.5% decrease in volume of products sold, partially offset by a 5.4% increase in net revenue per pound. The decrease in volume of products sold was primarily driven by lower sales of burger and chicken products to Quick Service Restaurant (“QSR”) customers in the international foodservice channel, and by weak category demand and reduced points of distribution in the U.S. retail and foodservice channels. The increase in net revenue per pound was primarily driven by changes in product sales mix and favorable changes in foreign currency exchange rates, partially offset by higher trade discounts.

U.S. retail channel net revenues decreased 15.3% to $26.6 million in the first quarter of 2026, compared to $31.4 million in the year-ago period. The decrease in U.S. retail channel net revenues was primarily driven by a 14.7% decrease in volume of products sold and a 0.6% decrease in net revenue per pound. The decrease in volume of products sold was primarily driven by weak category demand and reduced points of distribution within certain channels. The decrease in net revenue per pound was primarily driven by higher trade discounts and price decreases of certain of the Company’s products, partially offset by changes in product sales mix.

U.S. foodservice channel net revenues decreased 29.7% to $6.6 million in the first quarter of 2026, compared to $9.4 million in the year-ago period. The decrease in U.S. foodservice channel net revenues was primarily driven by a 31.8% decrease in volume of products sold, partially offset by a 3.0% increase in net revenue per pound. The decrease in volume of products sold was primarily driven by weak category demand and reduced points of distribution, including the lapping of sales of chicken products to a QSR customer in the year-ago period. The increase in net revenue per pound was primarily driven by changes in product sales mix and, to a lesser extent, lower trade discounts, partially offset by price decreases of certain of the Company’s products.

International retail channel net revenues increased 8.1% to $13.7 million in the first quarter of 2026, compared to $12.7 million in the year-ago period. The increase in international retail channel net revenues was primarily driven by a 7.8% increase in net revenue per pound and a 0.3% increase in volume of products sold. The increase in net revenue per pound was primarily driven by favorable changes in foreign currency exchange rates and price increases of certain of the Company’s products, partially offset by higher trade discounts. The increase in volume of products sold was primarily driven by improved demand and limited distribution gains in European markets, partially offset by certain distribution losses in Canada.

International foodservice channel net revenues decreased 25.9% to $11.3 million in the first quarter of 2026, compared to $15.3 million in the year-ago period. The decrease in international foodservice channel net revenues was primarily driven by a 32.6% decrease in volume of products sold, partially offset by a 10.2% increase in net revenue per pound. The decrease in volume of products sold was primarily driven by lower sales of burger and chicken products to certain QSR customers. The increase in net revenue per pound was primarily driven by favorable changes in foreign currency exchange rates and lower trade discounts, partially offset by changes in product sales mix.

Net revenues by channel (unaudited):
The following table presents the Company’s net revenues by channel for the periods presented:

	Three Months Ended		Change
(in thousands)	March 28, 2026	March 29, 2025	Amount	%
U.S.:
Retail	$26,554	$31,360	$(4,806)	(15.3)%
Foodservice	6,618	9,413	(2,795)	(29.7)%
U.S. net revenues	33,172	40,773	(7,601)	(18.6)%
International:
Retail	13,709	12,682	1,027	8.1%
Foodservice	11,325	15,276	(3,951)	(25.9)%
International net revenues	25,034	27,958	(2,924)	(10.5)%
Net revenues	$58,206	$68,731	$(10,525)	(15.3)%

Volume of products sold by channel (unaudited):
The following table presents the Company’s consolidated volume of products sold in pounds for the periods presented:

	Three Months Ended		Change
(in thousands)	March 28, 2026	March 29, 2025	Amount	%
U.S.:
Retail	4,899	5,740	(841)	(14.7)%
Foodservice	1,076	1,578	(502)	(31.8)%
International:
Retail	2,672	2,664	8	0.3%
Foodservice	3,184	4,724	(1,540)	(32.6)%
Volume of products sold	11,831	14,706	(2,875)	(19.5)%

Gross profit in the first quarter of 2026 was $2.0 million, or gross margin of 3.4%, compared to gross loss of $6.9 million, or gross margin of -10.1%, in the year-ago period. Gross profit and gross margin in the first quarter of 2026 included $0.5 million in expenses related to the cessation of the Company’s operational activities in China, compared to $0.9 million in the year-ago period. Additionally, gross profit and gross margin in the first quarter of 2026 were positively impacted by decreased cost of goods sold per pound and by increased net revenue per pound. The decrease in cost of goods sold per pound primarily reflected lower inventory provision and reduced manufacturing expenses, including depreciation, partially offset by increased materials costs.

Operating expenses were $43.1 million in the first quarter of 2026, compared to $57.4 million in the year-ago period. Operating expenses in the first quarter of 2026 included $3.7 million in incremental share-based compensation expense related to the Company’s convertible debt exchange, $0.8 million in certain non-routine SG&A expenses, $0.4 million in amortization of costs related to a partial lease termination of a portion of the Company’s Campus Headquarters, and $0.2 million in incremental legal and other fees and expenses associated with arbitration proceedings related to a contractual dispute with a former co-manufacturer, compared to $4.6 million in the year-ago period. Notwithstanding these items, the decrease in operating expenses compared to the first quarter of 2025 was primarily driven by lower product donation costs, lower legal expenses and lower salary and related expenses.

Loss from operations in the first quarter of 2026 was $41.1 million, compared to $64.4 million in the year-ago period. The reduction in loss from operations was driven by the decrease in operating expenses and the increase in gross profit.

The following table summarizes certain charges recorded in the Company’s consolidated statement of operations for the first quarter of 2026 (unaudited):

(in thousands)	Three Months Ended March 28, 2026
Charges recorded in cost of goods sold
Expenses related to cessation of operational activities in China	$ 546
Total charges recorded in cost of goods sold	$ 546

Charges recorded in operating expenses
Incremental non-cash share-based compensation expense	$ 3,695
Certain non-routine SG&A expenses	838
Amortization of costs related to partial lease termination	387
Incremental legal expenses related to contractual dispute with former co-manufacturer	207
Total charges recorded in operating expenses	$ 5,127
Total	$ 5,673

Total other income, net, was $12.6 million in the first quarter of 2026, compared to total other income, net, of $3.3 million in the year-ago period. The increase in total other income, net, was primarily due to a non-cash gain from the remeasurement of derivative liability and gain on debt extinguishment, partially offset by an increase in interest expense related to the Company’s delayed draw term loan facility and net realized and unrealized foreign currency transaction losses due to unfavorable changes in foreign currency exchange rates of the Euro.

Net loss was $28.5 million in the first quarter of 2026, compared to net loss of $61.1 million in the year-ago period. Net loss per common share was $0.06, compared to net loss per common share of $0.80 in the year-ago period. The decrease in net loss in the first quarter of 2026 was primarily driven by the decrease in loss from operations and the increase in total other income, net.

Adjusted EBITDA was a loss of $27.8 million, or -47.7% of net revenues, in the first quarter of 2026, compared to an Adjusted EBITDA loss of $50.5 million, or -73.5% of net revenues, in the year-ago period.

Balance Sheet and Cash Flow Highlights

The Company’s cash and cash equivalents balance, including restricted cash, was $205.8 million and total outstanding carrying value of debt, net of debt discount, was $411.6 million as of March 28, 2026, which included the total undiscounted future cash flows of the new 2030 Notes recorded at the completion of the Company’s convertible debt exchange. Net cash used in operating activities was $5.0 million in the three months ended March 28, 2026, compared to $26.1 million in the year-ago period. Capital expenditures totaled $2.5 million in the three months ended March 28, 2026, compared to $4.5 million in the year-ago period. Net cash used in investing activities was $1.8 million in the three months ended March 28, 2026, compared to $4.1 million in the year-ago period. Net cash used in financing activities was $4.5 million in the three months ended March 28, 2026, compared to $0.6 million in the year-ago period.

Subsequent to the three months ended March 28, 2026, an additional $62.6 million in aggregate principal amount of 2030 Notes were converted into shares of the Company’s common stock and the Company issued 52,092,284 Conversion Shares to such converting noteholders and an aggregate of 3,869,808 anti-dilution restricted stock units to certain key employees.

Second Quarter 2026 Outlook

The Company continues to experience an elevated level of uncertainty and volatility within its operating environment, which has, and may continue to have, unforeseen impacts on the Company’s actual realized results. In light of this uncertainty, the Company is limiting its outlook to the following:
•In the second quarter of 2026, net revenues are expected to be approximately $60 million to $65 million.

Conference Call and Webcast

The Company will host a conference call today to discuss these results at 5:00 p.m. Eastern, 2:00 p.m. Pacific. Investors interested in participating in the live call can dial 412-902-4255. There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.beyondmeat.com. The webcast will also be archived.

About Beyond Meat
Beyond Meat, Inc. (NASDAQ: BYND), otherwise known as Beyond The Plant Protein CompanyTM, is a plant protein company offering a portfolio of plant-based products made from simple ingredients without GMOs, no added hormones or antibiotics, and 0 mg of cholesterol per serving. Founded in 2009, Beyond Meat’s core products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand promise, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based protein to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. Visit www.BeyondMeat.com and follow @BeyondMeat on Facebook, Instagram, Threads and LinkedIn.

Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws, including statements related to the Company’s expectations with respect to its second quarter 2026 outlook, the long-term value of its core business, its strategic repositioning and expansion into adjacent product categories, and anticipated market receptivity.

Forward-looking statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including ongoing uncertainty related to macroeconomic issues, including high inflation and interest rates, prolonged, weakening demand in the plant-based meat category, ongoing concerns about the likelihood of a recession and increased competition, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to: a further decrease in demand, and the underlying factors negatively impacting demand, in the plant-based meat category, including the exacerbation of weakness in the category by macroeconomic trends; the success of our marketing initiatives and the ability to maintain and grow our brand awareness, maintain, protect and enhance our brand, or rebrand altogether, attract and retain new customers and maintain and grow our market share, particularly while we are seeking to reduce our operating expenses; the success of our strategic repositioning to Beyond The Plant Protein Company, including risks related to brand dilution or confusion, the failure to achieve meaningful consumer acceptance of an expanded portfolio of plant-based protein offerings across multiple categories and adjacencies, and the diversion of management time and financial resources from our existing business or other priorities; changes in the retail landscape, including our ability to maintain and expand our distribution footprint, the timing, success and level of trade and promotion discounts, our ability to maintain and grow market share and increase household penetration, repeat purchases, buying rates (amount spent per buyer) and purchase frequency, our ability to maintain and increase sales velocity of our products, and the timing and success of our efforts to expand distribution channels, such as our direct-to-consumer (DTC) channel, and planned new products or recently launched products; our ability to successfully innovate and commercialize new plant-based protein products, including in adjacent categories outside of our core, meat analogue offerings, such as our Beyond Immerse functional beverage line of sparkling plant-based protein drinks, and consumer acceptance of such new products; the sufficiency of our cash and cash equivalents to meet our liquidity needs, including estimates of our expenses, future revenues, capital expenditures and capital requirements; our ability to obtain additional equity and/or debt financing, the terms of any such financing, and our ability to continue to bolster our balance sheet, particularly because we no longer satisfy the eligibility requirements for use of a registration statement on Form S-3 and, as a result, are unable to access our ATM program; risks associated with our indebtedness, leverage and liquidity relating to our significant debt, including our ability to repay or refinance and otherwise satisfy our obligations under each of the Loan and Security Agreement, our 0% Convertible Senior Notes due 2027 (the “2027 Notes”) that remain outstanding and our 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (the “2030 Notes” and, together with the 2027 Notes, the “Notes”) issued in the exchange offer related to the 2027 Notes, which was completed on October 30, 2025 (the “Exchange Offer”), and our ability to comply with the covenants in the Loan and Security Agreement and respective indentures governing the Notes; our ability to raise the funds necessary to repurchase the Notes for cash, under certain circumstances, or to pay any cash amounts due under the Notes; the impact of the Exchange Offer on future availability of our pre-change net operating loss carryforwards and other tax attributes to offset our future net taxable income; the annual limitations on utilization of any remaining operating loss and tax credit carryforwards due to ownership change limitations provided by the Internal Revenue Code and similar state tax provisions, and the outcomes of any related audits or examinations; the significant dilution to our stockholders that resulted from the Exchange Offer and the additional dilution that will result if we exchange any portion of our outstanding Notes for equity, issue shares of our common stock with respect to the 2030 Notes (including any 2030 Notes issued as payment-in-kind interest on such 2030 Notes), including in connection with conversions of the 2030 Notes at our option or at the option of holders, upon equitization of the 2030 Notes, as payment of accrued interest in the form of common stock or in payment of certain make-whole payments on the 2030 Notes, in each case pursuant to the terms of the 2030 Notes, or if the lenders under the Loan and Security Agreement exercise their related warrants to purchase shares of our common stock (the “Warrants”), as further described herein; provisions in the respective indentures governing the Notes and in the Loan and Security Agreement delaying or preventing an otherwise beneficial takeover of us; and any adverse impact on our reported financial condition and results from the accounting methods for the Notes; our ability to remediate the existing material weaknesses in our internal control over financial reporting and maintain effective internal control over financial reporting and disclosure controls and procedures; risks and uncertainties related to failures to maintain effective internal control over financial reporting, and related to the identification of errors in our previously issued financial statements, and a potential need to restate financial statements in such instances; market price fluctuations in the price of our common stock, whether due to dilution, adverse business or financial performance or the perception of such adverse performance, failure to meet the Nasdaq continued listing requirement for minimum bid price or other Nasdaq listing requirements and the potential delisting of our common stock, or market and trading dynamics unrelated to our underlying business, operating and financial performance or prospects or macro or industry fundamentals which may not coincide in timing with the disclosure of news or developments by or affecting us, could cause the market price of our common stock to fluctuate dramatically or decline rapidly, regardless of any developments in our business or financial results; the impact of general economic conditions in the U.S. and international markets on us, our customers, our suppliers, our vendors and consumers, including concerns related to inflation, geopolitical and economic uncertainty and instability, a potential recession, the shutdown of the federal government including regulatory agencies, tariffs and trade wars, and the effects of those conditions on consumer spending; the impact of adverse and uncertain political conditions in the U.S. and international markets, such as greater restrictions on free trade through significant increases in tariffs on raw materials, ingredients, finished goods and other products and supplies imported into the United States and increased uncertainty surrounding international trade policy and regulations, trade wars, including through the implementation of retaliatory tariffs or related counter-measures, and the negative effects of anti-American sentiment, the conflict in the Middle East, as well as the impact of inflation and high interest rates on consumer behavior, including higher food, grocery, raw materials, transportation, energy, labor and fuel costs; risks and uncertainties related to identifying and executing our current and future cost-reduction initiatives, cost structure improvements, workforce reductions, executive leadership changes and other organizational changes, including realignment of reporting structures, and the timing and success of continuing to reduce operating expenses and achieving our profitability, cash flow and financial performance objectives; our ability to streamline operations and improve cost efficiencies, which could result in the contraction of our business and the continued implementation of significant cost cutting measures such as further downsizing, consolidating or exiting certain operations, including product lines, domestically and/or abroad; the timing and success of narrowing our commercial focus to certain anticipated growth opportunities; accelerating activities that prioritize gross margin expansion and cash generation, including as part of our review of our global operations initiated in 2023 (“Global Operations Review”); changes to our pricing architecture; cash-accretive inventory reduction initiatives; and further cost-reduction initiatives; our ability to successfully execute our Global Operations Review and any resulting strategic plans, including the exit or discontinuation of select product lines; the impact of non-cash charges such as provision for excess and obsolete inventory and potential additional impairment charges, write-offs, disposals and accelerated depreciation of fixed assets, and losses on sale and write-down of fixed assets and assets held for sale; further optimization of our manufacturing capacity and real estate footprint; workforce reductions; and the cessation of our operational activities in China in 2025; our ability to successfully execute the transformation office initiatives including, among other things, positioning the business for a more fundamental resizing of operating expenses, driving margin recovery, including through targeted investments in our facilities and supply chain cost reductions, reducing inventory and associated carrying costs through SKU rationalization and the discontinuation of certain product lines, and preserving cash and monetizing non-strategic or idle assets; our ability to meet our obligations under leases for our corporate offices, manufacturing facilities and warehouses, including matters relating to our Campus Headquarters including, without limitation, the ability to meet our obligations under our Campus Headquarters lease, as amended from time to time (the “Campus Lease”), the impact of workforce reductions or other cost-reduction initiatives on our space demands, the impact of the surrender of a portion of the existing premises, the impact of the sublease of a portion of the existing premises, other efforts to develop, repurpose or consolidate our use of our leased premises, and the timing and success of surrendering, subleasing, assigning or otherwise transferring, developing or repurposing the remaining used or excess leased space or negotiating additional partial lease terminations and/or subleases or other dispositions of our Campus Headquarters on terms advantageous to us or at all, including any potential additional impairment charges that may result; reduced consumer confidence and changes in consumer spending, including spending to purchase our products, and negative trends in consumer purchasing patterns due to levels of consumers’ disposable income, credit availability and debt levels, and economic conditions, including due to potential recessionary and inflationary pressures, and geopolitical instability and wars; our inability to properly manage and ultimately sell our inventory in a timely manner, which has in the past and could in the future require us to sell our products through liquidation channels at lower prices, write-down or write-off excess or obsolete inventory, or increase inventory provision; ongoing and persistent declines in demand in the plant-based meat category and for our products, or strategic decisions that result in changes to our product portfolio, including the potential discontinuation of certain product lines through initiatives stemming from our transformation office and program or other strategic measures, which may require us to write-down or write-off excess or obsolete inventories; impairment charges, including due to any future changes in estimates, judgments or assumptions, failure to achieve forecasted operating results, due to weakness in the economic environment, demand for our products or other factors, changes in market conditions and declines in our publicly-quoted stock price and market capitalization, failure to sublease, assign or otherwise transfer any excess space or negotiate additional partial lease terminations and/or subleases or other dispositions of our Campus Headquarters or other facilities on terms advantageous to us or at all, and the cessation of our operational activities in China in 2025; our ability to accurately predict consumer taste preferences, trends and demand and successfully innovate, introduce and commercialize new products, including in new geographic markets; the effects of competitive activity from our market competitors, including through consolidation in the plant-based food industry or vertical consolidation of diversified food businesses with existing plant-based food businesses, and new market entrants, which may include companies with substantially greater financial resources than us; our ability to protect our brand against misinformation about our products and the plant-based meat category, real or perceived quality or health issues with our products, marketing campaigns aimed at generating negative publicity regarding our products and the plant-based meat category, including regarding the nutritional value of our products, and other issues that could adversely affect our brand and reputation; disruption to, and the impact of uncertainty in, our domestic and international supply chain, including labor shortages and disruption, shipping delays and disruption, the impact of tariffs on raw materials, ingredients, finished goods and other products and supplies imported into the U.S., and the impact of cyber incidents at suppliers and vendors; the impact of uncertainty as a result of doing business internationally, including as a result of the cessation of our operational activities in China in 2025; the volatility of or inability to access the capital markets, including due to macroeconomic factors, geopolitical tensions, trade policy uncertainty (including tariffs and retaliatory trade measures), or the outbreak or escalation of hostilities or war—for example, the ongoing war between Russia and Ukraine and the conflict in the Middle East, and their impacts on the surrounding areas and global economy; changes in the foodservice landscape, including the timing, success and level of marketing and other financial incentives to assist in the promotion of our products, our ability to maintain and grow market share and attract and retain new foodservice customers or retain existing foodservice customers, and our ability to introduce and sustain offering of our products on menus; the timing and success of distribution expansion and new product introductions, including the success of our DTC channel, and the timing and success of planned new products or recently launched products in increasing revenues and market share, including the success of our distribution partnership with Big Geyser for Beyond Immerse; our ability to differentiate and continuously create innovative products, respond to competitive innovation and achieve speed-to-market, including the timing and success of planned new products or recently launched products; the timing and success of strategic Quick Service Restaurant (“QSR”) partnership launches and limited time offerings resulting in permanent menu items and our ability to attract and retain QSR and other strategic customers; the outcomes of, and costs related to, legal or administrative proceedings, including any settlements, appeals from initial decisions or other developments in such proceedings, or new legal or administrative proceedings filed against us; foreign currency exchange rate fluctuations; the effectiveness of our business systems and processes; our estimates of the size of our market opportunities and ability to accurately forecast market conditions; our ability to effectively optimize our manufacturing and production capacity, and real estate footprint, including consolidating manufacturing facilities and production lines, exiting co-manufacturing arrangements or entering into new arrangements under terms that are ultimately beneficial to us and effectively managing capacity for specific products with shifts in demand; risks associated with underutilization of capacity which have in the past and could in the future give rise to increased cost of goods sold per pound, underutilization fees, termination fees and other costs to exit certain supply chain arrangements and product lines, and/or the write-down or write-off of certain equipment and other fixed assets and impairment charges, all of which could negatively impact gross margin, driving less leverage on fixed costs and delaying the speed at which cost savings initiatives positively impact our financial results; our ability to accurately forecast our future results of operations and financial goals or targets, including as a result of fluctuations in demand for our products and in the plant-based meat category generally, increased competition, and the impact of broader macroeconomic conditions and market uncertainty; our ability to accurately forecast demand for our products and manage our inventory, including the impact of customer orders ahead of holidays and the timing of customer promotions, shelf reset activities, and price increases as a result of tariffs or otherwise; customer and distributor changes and buying patterns, such as reductions in targeted inventory levels; and supply chain and labor disruptions, including due to the impact of cyber incidents at suppliers and vendors; our operational effectiveness and ability to fulfill orders in full and on time; variations in product selling prices and costs, the timing and success of changes to our pricing architecture, our ability to pass on price increases in full or at all, including due to the impact of tariffs and macroeconomic conditions, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international business and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; the effects of global outbreaks of pandemics, epidemics or other public health crises, or fear of such crises;

our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, vendors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials at competitive prices to manufacture our products; the availability of pea and other proteins and avocado oil that meet our standards; our ability to diversify the protein sources and avocado oil sources used for our products; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging, transportation and other input costs, including due to the impact of tariffs and rising energy and fuel costs; our ability to keep pace with technological changes impacting the development of our products and implementation of our business needs; significant disruption in, or breach in security of our or our suppliers’ or vendors’ information technology systems, including any inability to detect or timely report any cybersecurity incidents, and resultant interruptions in service and any related impact on our reputation, including data privacy, and any potential impact on our supply chain, including on customer demand, order fulfillment and lost sales, and the resulting timing and/or amount of net revenues recognized; the ability of our transportation providers to ship and deliver our products in a timely and cost-effective manner; senior management and key personnel changes, the attraction, training and retention of qualified employees and key personnel, and our ability to maintain our company culture; risks related to use of a professional employer organization to administer human resources, payroll and employee benefits functions for certain of our international employees, and use of certain third party service providers for the performance of several business operations including payroll, human capital, supply chain optimization, financial reporting and accounting, and certain other management services; the impact of potential workplace hazards; the effects of natural or man-made catastrophic or severe weather events, including events brought on by climate change, particularly involving our or any of our co-manufacturers’ manufacturing facilities, our suppliers’ facilities or any other vital aspects of our supply chain; accounting estimates based on judgment and assumptions that may differ from actual results; changes in laws and government regulation, and their enforcement, affecting our business, including the U.S. Food and Drug Administration and the U.S. Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling, packaging or naming of our products, including requirements regarding nutrient content claims, or our brand name or logo; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; risks inherent in investment in real estate; adverse developments affecting the financial services industry, including the potential failure of financial institutions with which we have deposits or other business relationships; the financial condition of, and our relationships with our suppliers, vendors, co-manufacturers, distributors, retailers and foodservice customers, and their future decisions regarding their relationships with us; our ability and the ability of our suppliers, vendors and co-manufacturers to comply with food safety, environmental or other laws or regulations and the impact of any non-

compliance on our operations, brand reputation and ability to fulfill orders in full and on time; seasonality, including increased levels of grilling activity and higher levels of purchasing by customers ahead of holidays, customer shelf reset activity and the timing of product restocking by our retail customers; the impact of increased scrutiny from a variety of stakeholders, institutional investors and governmental bodies on environmental, social and governance (“ESG”) practices; our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology, intellectual property and trade secrets adequately; the impact of changes in tax laws; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2026, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2026 to be filed with the SEC, as well as other factors described from time to time in the Company’s filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If the Company does update one or more forward-looking statements, no inference should be made that it will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures
The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release, including: Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.

Availability of Information on Beyond Meat’s Website and Social Media Channels
Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. The Company also intends to use certain social media channels as a means of disclosing information about it and its products to consumers, and its customers, investors and the public (e.g., @BeyondMeat on Facebook, Instagram, Threads and LinkedIn. The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting “Request Email Alerts” in the “Investors” section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.

Contacts
Media:
Shira Zackai
shira.zackai@beyondmeat.com

Investors:
Raphael Gross
beyondmeat@icrinc.com

Correction of Previously Issued Interim Unaudited Condensed Consolidated Financial Statements

During the fourth quarter and full year 2025 financial close procedures, the Company identified errors in its previously issued interim unaudited condensed consolidated financial statements for the three months ended March 29, 2025 relating to (i) inventory valuation and (ii) debt issuance costs. The Company determined that the errors identified were immaterial to its previously issued interim unaudited condensed consolidated financial statements for the three months ended March 29, 2025 and has corrected these errors prospectively in the interim unaudited condensed consolidated financial statements for the three months ended March 29, 2025 in accordance with Accounting Standards Codification 250, “Accounting Changes and Error Corrections.”

As a result, the comparative financial information for the three months ended March 29, 2025 included in the unaudited condensed consolidated financial statements and related non-GAAP reconciliations presented herein reflects these corrections and may differ from amounts previously reported in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2025.

To assist investors in reconciling amounts previously reported to the “as corrected” amounts presented herein, the Company has included the following tables that summarize the affected line items and totals. Readers should review these tables together with the discussion above, the unaudited condensed consolidated financial statements included herein, and the additional detail in the Company’s Quarterly Report on Form 10‑Q for the quarter ended March 28, 2026, when filed with the SEC.

Q1 2025 Condensed Consolidated Statement of Operations (Unaudited) — Previously Reported vs. As Corrected (Unaudited)

(in thousands)	Three Months Ended March 29, 2025
	As Previously Reported	Inventory Valuation	Debt Issuance Costs	As Corrected
Cost of goods sold	$69,796	$5,861	$—	$75,657
Gross loss	$(1,065)	$(5,861)	$—	$(6,926)
Selling, general and administrative expenses	$47,672	$—	$2,310	$49,982
Total operating expenses	$55,134	$—	$2,310	$57,444
Loss from operations	$(56,199)	$(5,861)	$(2,310)	$(64,370)
Loss before taxes	$(52,905)	$(5,861)	$(2,310)	$(61,076)
Net loss	$(52,916)	$(5,861)	$(2,310)	$(61,087)
Net loss per share available to common stockholders—basic and diluted	$(0.69)	$(0.08)	$(0.03)	$(0.80)

Q1 2025 Condensed Consolidated Statement of Cash Flows (Unaudited) — Previously Reported vs. As Corrected (Unaudited)

(in thousands)	Three Months Ended March 29, 2025
	As Previously Reported	Inventory Valuation	Debt Issuance Costs	As Corrected
Net loss	$(52,916)	$(5,861)	$(2,310)	$(61,087)
Inventories	$14,113	$5,861	$—	$19,974
Prepaid expenses and other current assets	$(4,425)	$—	$2,310	$(2,115)

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended
	March 28, 2026	March 29, 2025
Net revenues	$58,206	$68,731
Cost of goods sold	56,221	75,657
Gross profit (loss)	1,985	(6,926)
Research and development expenses	5,220	7,462
Selling, general and administrative expenses	37,869	49,982
Total operating expenses	43,089	57,444
Loss from operations	(41,104)	(64,370)
Other income (expense), net:
Interest expense	(6,732)	(1,024)
Remeasurement of warrant liability	1,300	—
Remeasurement of derivative liability	11,891	—
Gain on debt extinguishment	6,060	—
Other, net	119	4,318
Total other income, net	12,638	3,294
Loss before taxes	(28,466)	(61,076)
Income tax expense	—	—
Equity in losses of unconsolidated joint venture	16	11
Net loss	$(28,482)	$(61,087)
Net loss per share available to common stockholders—basic and diluted	$(0.06)	$(0.80)
Weighted average common shares outstanding—basic and diluted	455,272,616	76,194,916

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	March 28, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$191,005	$203,890
Restricted cash, current	4,350	4,350
Accounts receivable, net	25,931	26,060
Inventory	68,891	84,032
Prepaid expenses and other current assets	11,233	13,758
Assets held for sale	9,605	9,394
Total current assets	311,015	341,484
Restricted cash, non-current	10,401	9,291
Property, plant and equipment, net	207,453	213,262
Operating lease right-of-use assets	5,173	5,661
Prepaid lease costs, non-current	41,156	40,931
Other non-current assets, net	2,759	2,595
Investment in unconsolidated joint venture	1,507	1,523
Total assets	$579,464	$614,747
Liabilities and stockholders’ deficit:
Current liabilities:
Accounts payable	$22,585	$20,525
2027 Notes	29,459	—
Current portion of operating lease liabilities	2,124	2,132
Accrued expenses and other current liabilities	11,706	8,975
Accrued litigation expenses	38,900	38,900
Short-term finance lease liabilities	4,245	4,385
Total current liabilities	$109,019	$74,917
Long-term liabilities:
2027 Notes	$—	$29,459
2030 Notes, net	300,503	308,404
Delayed draw term loans, net	81,675	77,877
Delayed draw term loan warrants at fair value	3,766	5,066
Operating lease liabilities, net of current portion	3,526	4,059
Finance lease liabilities	75,699	76,590
2030 Notes Embedded Derivative liability at fair value	26,137	39,152
Other long-term liabilities	222	220
Total long-term liabilities	$491,528	$540,827
(continued on next page)

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)
	March 28, 2026	December 31, 2025
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—3,000,000,000 shares authorized; 463,195,066 shares and 453,688,312 shares issued and outstanding at March 28, 2026 and December 31, 2025, respectively	46	45
Additional paid-in capital	1,037,320	1,029,308
Accumulated deficit	(1,050,989)	(1,022,507)
Accumulated other comprehensive loss	(7,460)	(7,843)
Total stockholders’ deficit	$(21,083)	$(997)
Total liabilities and stockholders’ deficit	$579,464	$614,747

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Three months Ended
	March 28, 2026	March 29, 2025
Cash flows from operating activities:
Net loss	$(28,482)	$(61,087)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,822	7,416
Non-cash lease expense	491	2,079
Share-based compensation expense	6,521	5,853
Provision for credit losses	—	—
Amortization of debt issuance costs and debt discount	1,958	984
Loss on sale of fixed assets	30	98
Equity in losses of unconsolidated joint venture	16	11
Change in common stock warrant liability	(1,300)	—
Change in derivative liability	(11,891)	—
Gain on debt extinguishment related to conversion	(6,060)	—
Unrealized losses (gains) on foreign currency transactions	1,498	(3,571)
Paid-in-kind interest	3,094	—
Net change in operating assets and liabilities:
Accounts receivable	(20)	(6,038)
Inventories	14,904	19,974
Prepaid expenses and other current assets	2,295	(2,115)
Accounts payable	2,255	13,976
Accrued expenses and other current liabilities	2,756	(1,031)
Prepaid lease costs, non-current	628	(1,768)
Operating lease liabilities	(543)	(927)
Net cash used in operating activities	$(5,028)	$(26,146)
Cash flows from investing activities:
Purchases of property, plant and equipment	$(2,527)	$(4,485)
Proceeds from sale of fixed assets	1,002	348
Payment of security deposits	(257)	—
Net cash used in investing activities	$(1,782)	$(4,137)
(continued on the next page)

BEYOND MEAT, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Three months Ended
	March 28, 2026	March 29, 2025
Cash flows from financing activities:
Payments of debt issuance costs	—	(125)
Principal payments under finance lease obligations	(843)	(244)
Prepayment for non-commenced finance lease	(926)	—
Payments of minimum withholding taxes on net share settlement of equity awards	(2,728)	(220)
Net cash provided by (used in) financing activities	$(4,497)	$(589)
Net decrease in cash, cash equivalents and restricted cash	(11,307)	(30,872)
Cash, cash equivalents and restricted cash at the beginning of the period	217,531	145,554
Effect of foreign currency exchange rate changes on cash	(468)	1,144
Cash, cash equivalents and restricted cash at the end of the period	$205,756	$115,826
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$—	$—
Taxes	$—	$—
Non-cash investing and financing activities:
Conversion of 2030 Notes to common stock	$4,219	$—
Non-cash additions to property, plant and equipment	$471	$1,531
Non-cash addition to financing leases	$—	$136

Non-GAAP Financial Measures

Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in the Company’s industry as a measure of its operational performance. These non-GAAP financial measures should not be considered in isolation or as substitutes for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

“Adjusted loss from operations” is defined as loss from operations adjusted to exclude, when applicable, costs attributable to special items, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.

“Adjusted operating margin” is defined as Adjusted loss from operations divided by net revenues.

“Adjusted net loss” is defined as net loss adjusted to exclude, when applicable, costs attributable to special items, which are those items deemed not to be reflective of the Company’s normal business activities.

“Adjusted net loss per diluted common share” is defined as Adjusted net loss divided by the number of diluted common shares outstanding.

The Company considers Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share to be useful indicators of operating performance because excluding special items allows for period-over-period comparisons of its ongoing operations. Adjusted net loss per diluted common share is a performance measure and should not be used as a measure of liquidity.

“Adjusted EBITDA” is defined as net income (loss) adjusted to exclude, when applicable, income tax expense (benefit), interest expense, depreciation and amortization expense, share-based compensation expense, non-cash charges related to the cessation of the Company’s operational activities in China, litigation-related accruals, remeasurement of warrant liability, remeasurement of derivative liability, and Other, net, including interest income, gain on debt extinguishment, and foreign currency transaction gains and losses.

“Adjusted EBITDA as a % of net revenues” is defined as Adjusted EBITDA divided by net revenues.

There are a number of limitations related to the use of Adjusted EBITDA and Adjusted EBITDA as a % of net revenues rather than their most directly comparable GAAP measures. Some of these limitations are:
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing the Company’s cash requirements;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service the Company’s debt, which reduces cash available to the Company;
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to the Company;
•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of the Company’s compensation costs;
•Adjusted EBITDA does not reflect non-cash charges related to the cessation of the Company’s operational activities in China;
•Adjusted EBITDA does not reflect litigation-related accruals, which may, depending on the outcome of the underlying litigation, reduce cash available to the Company;
•Adjusted EBITDA does not reflect the non-cash impact of the remeasurement of warrant liability;
•Adjusted EBITDA does not reflect the non-cash impact of the remeasurement of derivative liability;
•Adjusted EBITDA does not reflect Other, net, including interest income, gain on debt extinguishment and foreign currency transaction gains and losses, that may increase or decrease cash available to the Company; and
•other companies, including companies in the Company’s industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

The following tables present the reconciliation of Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share to their most comparable GAAP measures, loss from operations, loss from operations as a % of net revenues, net loss and net loss per share available to common stockholders—basic and diluted, respectively, each as reported (unaudited):

	Three Months Ended
(in thousands)	March 28, 2026	March 29, 2025
Loss from operations, as reported	$(41,104)	$(64,370)
Non-cash charges related to the cessation of operational activities in China	546	2,083
Amortization of costs related to partial lease termination	387	—
Adjusted loss from operations	$(40,171)	$(62,287)
Loss from operations as a % of net revenues	(70.6)%	(93.6)%
Adjusted operating margin	(69.0)%	(90.6)%

	Three Months Ended
(in thousands)	March 28, 2026	March 29, 2025
Net loss, as reported	$(28,482)	$(61,087)
Non-cash charges related to the cessation of operational activities in China	546	2,083
Amortization of costs related to partial lease termination	387	—
Remeasurement of warrant liability	(1,300)	—
Remeasurement of derivative liability	(11,891)	—
Gain on debt extinguishment	(6,060)	—
Adjusted net loss	$(46,800)	$(59,004)

	Three Months Ended
(in thousands, except share and per share amounts)	March 28, 2026	March 29, 2025
Numerator:
Net loss, as reported	$(28,482)	$(61,087)
Non-cash charges related to the cessation of operational activities in China	546	2,083
Amortization of costs related to partial lease termination	387	—
Remeasurement of warrant liability	(1,300)	—
Remeasurement of derivative liability	(11,891)	—
Gain on debt extinguishment	(6,060)	—
Adjusted net loss used in computing Adjusted net loss per diluted common share	$(46,800)	$(59,004)
Denominator:
Weighted average shares used in computing Adjusted net loss per common share	455,272,616	76,194,916
Adjusted net loss per diluted common share	$(0.10)	$(0.77)

	Three Months Ended
	March 28, 2026	March 29, 2025
Net loss per share available to common stockholders—basic and diluted, as reported	$(0.06)	$(0.80)
Non-cash charges related to the cessation of operational activities in China	—	0.03
Amortization of costs related to partial lease termination	—	—
Remeasurement of warrant liability	—	—
Remeasurement of derivative liability	(0.03)	—
Gain on debt extinguishment	(0.01)	—
Adjusted net loss per diluted common share	$(0.10)	$(0.77)
The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended
(in thousands)	March 28, 2026	March 29, 2025
Net loss, as reported	$(28,482)	$(61,087)
Income tax expense	—	—
Interest expense	6,732	1,024
Depreciation and amortization expense(1)(2)	6,276	5,945
Share-based compensation expense	6,521	5,853
Non-cash charges related to the cessation of operational activities in China(3)	546	2,083
Remeasurement of warrant liability	(1,300)	—
Remeasurement of derivative liability	(11,891)	—
Gain on debt extinguishment	(6,060)	—
Other, net(4)(5)	(119)	(4,318)
Adjusted EBITDA	$(27,777)	$(50,500)
Net loss as a % of net revenues	(48.9)%	(88.9)%
Adjusted EBITDA as a % of net revenues	(47.7)%	(73.5)%
____________

(1)
Excludes $0.5 million and $1.5 million in accelerated depreciation related to the reassessment of useful lives of certain assets resulting from the cessation of our operational activities in China in the three months ended March 28, 2026, and March 29, 2025, respectively.

(2)	Includes $0.4 million in amortization of lease termination costs apportioned for the three months ended March 28, 2026. No such costs were incurred in the three months ended March 29, 2025.
(3)
Includes $0.5 million and $1.5 million in accelerated depreciation related to reassessment of useful lives of certain assets resulting from the cessation of our operational activities in China in the three months ended March 28, 2026 and March 29, 2025, respectively.

(4)	Includes $(1.3) million and $3.5 million in net realized and unrealized foreign currency transaction (losses) gains in the three months ended March 28, 2026 and March 29, 2025, respectively.
(5)	Includes $1.5 million and $0.9 million in interest income in the three months ended March 28, 2026 and March 29, 2025, respectively.